Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-285836) on Form S-1 of Lake Shore Bancorp, Inc. of our report dated March 14, 2025, relating to the consolidated financial statements of Lake Shore Bancorp, Inc. appearing in the Registration Statement on Form S-1.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

April 29, 2025